UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 14, 2011 (June 22, 2011)

SURNA INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54286
(Commission File No.)

1103 United Success Commercial Centre
508 Jaffe Road
Causeway Bay, Hong Kong
(Address of principal executive offices and Zip Code)

852-3721-3668
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.06	CHANGES IN SHELL COMPANY STATUS

On or about June 22, 2011, as a result of our acquisition of certain equipment, we were no longer were a “shell company” as that term is defined in Rule 405 of the Securities Act of 1933, as amended.  This Form 8-K is being filed to disclose the foregoing and advise the public that we are no longer a “shell company” as defined in Rule 405 of the Securities Act of 1933, as amended.

BUSINESS

We were incorporated in the State of Nevada on October 15, 2009. We intend to develop software products and services.

As a part of this we plan to develop software and commercial applications related to social interactions between people that deal with “Complex Event Processing” (or CEP). CEP is an information analysis technique that helps discover information that can be inferred by analyzing and correlating aspects of many other pieces of information, which are referred to as “Events”. The focus of our initial CEP software development will be to enhance existing “Open-Source Software” applications for CEP, specifically through our surna.org website. After this we plan to develop commercial software applications and services throughout surna.com website.

We have not generated any revenues and the only operations we have engaged in is the development of a business plan, planning our website and preliminary work on the development of our software applications.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause its plans to change.

Our plan of operation is forward looking and there is no assurance that we will ever begin operations.  Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

Planned Services and Products

We are a start-up stage company. We are a company without revenues generating operations; we have minimal assets and have incurred losses since inception.  We are developing software products and associated websites (surna.com and surna.org) that will be used to promote our presence in the business community.  Our business focuses on providing software and statistical consulting services to enterprises seeking to better manage and exploit information contained in their databases and enhance their position in the market place.

Our software products are applications for a specialist area of software programming known as “Geospatial Complex Event Processing” (or GCEP). GECP is a refinement of “Complex Event Processing” (or CEP). The designation CEP refers to a concept that combines a number of information processing tools and techniques which are used to find useful information from amongst many different types of data. The Geospatial component in GCEP adds a geographic- location based component to the CEP correlations that can be made within different sets of data. As with other data mining disciplines, in CEP the different individual data points are referred to as Events.

An Event is something that happens. Events are happening all around us all the time. A price change in the securities market is an event. A transaction is an event. An airplane taking off is an event. There are also so called “non-events” to consider, i.e. something that does not happen, but was supposed to. A non-event could be a car part that misses a step in the assembly line or an inventory item that does not make it from the delivery truck to the warehouse. In one simple example of a Complex Event, Events could include: bells ringing, the appearance of a man in black; the appearance of a woman in white; the appearance of confetti. The “Complex Event” is one that infers something from these simple events: that a wedding is taking place.

The goal with all CEP is discover these complex, inferred Events by processing a number of other simple Events - that is having a computer program examining the simple Events against a series of predetermined and pre-programmed rules. Some of the techniques employed for CEP include the detection of complex patterns based on relationships between individual Events such as causality, membership of a group, membership of a type, and the timing of Events. GCEP adds the geographic location-based dimension to these CEP correlations.

Our GCEP products will initially expand on the functionality and capabilities of existing CEP products by adding the ability to incorporate geospatial references. Existing commercial applications employing CEP techniques include programs for algorithmic stock trading, credit card fraud detection, business activity monitoring, and security monitoring; and our software could be adapted to work with programs like these to provide a further geographic-based functionality to them.

For the statistical consulting services we aim to provide, CEP techniques will be used to discover information contained in the Events happening in any part of an organization, which will then be analyzed, in part by our software, and from which Complex Events may be deduced and from which subsequent action could be taken in real time or recommendations made based on the information discovered.

Our current software development is aimed at providing enhanced functionality to existing “Open Source” software applications for CEP. The first Open Source Software our products are designed to enhance is Esper Event Stream and Complex Event Processing for Java, created by EsperTech Inc. of Wayne, NJ. This and other Open Source projects we will conduct specifically through our surna.org website to keep them separated from our planed future commercial software products. “Open source” describes practices in the production, development and licensing of software that promote access to the product’s source materials, which typically means their computer source code, and end-product. Open Source software is freely available to anyone and anyone can use or modify the software, within the restrictions of the particular license the software was distributed under.

After this initial Open Source based development we plan to further develop commercial software applications and related consulting services throughout surna.com website. The applications will extend internal corporate software controls, often referred to as Reporting Environments, to be able to report on Geospatial relationships and enable real-time tracking of resources such as equipment or personnel in the field, within buildings or on campuses.

Current Software Development Program

Software development has started with the Geospatial Complex Event Processing Engine (GCEP Engine), a program written in the Java programming language that adds functionality to Esper for Java. The GCEP Engine accepts real time Events as inputs, analyzes that Event against the logic rules built into the program, and will then trigger additional actions as an output. The GCEP Engine is a server based component and does not contain any end-user interfaces, except for administrative tools that will be used to define inputs for the program; it will be a core component for our future commercial software.

The GCEP Engine Version 0.1 “OGC ST* Functions” was released on April 22, 2010 on the website launchpad.net/gcep, which can also be accessed through our surna.org website, under the GNU GPL v2 Open Source license. The GCEP Engine as a middleware component provides a service in evaluating data passed to it by other software programs so, although this source code is currently available for anyone to download, it would not be of use in of itself to our potential future customers or other general end-users. It is designed to be integrated into other software systems and as such is of use to software developers who are looking to add this specialized functionality to their products, which would include our own planned software. As an Open Source release we cannot charge, and are not charging, for the GCEP Engine itself and the future revenue that could be derived from this component would be fees for support services, which would likely be a part of service fee packages we would charge customers for our software products still to be developed. To date we are not aware of any downloads or specific utilization of the GCEP Engine by any third-parties.

The title of release 0.1 OGC ST* Functions refers to the Open Geospatial Consortium (OGC), an industry grouping of companies, government agencies and universities participating to develop publicly available interface standards. The OGC OpenGIS standards support interoperable solutions that “geo-enable” web, wireless and location-based services to make spatial information and services accessible across multiple platforms. The GCEP Engine has implemented 12 functions for Esper for Java that conform to OCG OpenGIS standards; these 12 functions are: Contains, Within, Disjoint, Intersects, Overlaps, Crosses, Intersection, Touches, Buffer, Relate, Union, ConvexHull.

Software development on the GCEP Engine has been undertaken by two independent consultants, Dr. Richard Brandt and David P. Hanson. The development effort to-date has been on their own time and we have no formal contract with either. We have contributed to the development effort only through payment for web hosting and data processing services that they have utilized. Both Dr. Brandt and Mr. Hanson will continue to as our consultants on a part-time basis. They have a long history in software development and IT consulting, and their expertise would be crucial for the further development of our software products and provision of consulting services.

Target Market

We intend to target corporations located in the United States, Canada and Asia-Pacific.

Marketing

Initially, our services will be promoted by our officers and directors. They will discuss our services with executives with which they have had previous contact. We also anticipate utilizing several other marketing activities in our attempt to make our services known to corporations and attract clientele. These marketing activities will be designed to inform potential clients about the benefits of using our services and will include the following: development and distribution of marketing literature; direct mail and email; advertising; promotion of our web site; and industry analyst relations.

Revenue

Initially, we intend to generate revenue from three sources:

1.         Term Fee - By charging a fee for a given term for software and ongoing support;
2.         Fixed Fee - By charging a fixed fee for projects and software implementation;
3.         Hourly Fee - By charging an hourly fee for advisory services.

We intend to develop and maintain a database of all our clients so that we can anticipate various needs and continuously build and expand our advisory services and software products.

Competition

We compete with managerial and technology consulting services. We will not be differentiating ourselves from the foregoing, but merely competing with them. The managerial consulting market is large and fragmented, and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well-established managerial consulting and technology consulting firms with records of success currently attract customers. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the range of advisory services and the quality of advisory services that we intend to provide. At this time, our principal method of competition will be through personal contact with potential clients.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Websites

We currently have two websites: surna.com and surna.org.  Both websites are partially developed for use in promoting and promoting services and products, with surna.org for collaboration on open-source software development projects and surna.com for our commercial software offerings. The websites were developed by our officers and directors without the assistance of independent website developers.

Source and Availability of Products and Services

Our software will be developed by independent developers on a contract basis and our own programmers, if we hire them. Any packaged software will be manufactured by a number of suppliers and on a unit basis.  There is no shortage of raw material for our software.

Seasonality and Cyclicality

We do not believe we will be impacted by seasonal changes, however; expenditures by direct marketers and advertisers tend to vary in cycles that reflect overall economic conditions as well as budgeting and buying patterns.

Proprietary Rights

We have no patents, copyrights or trademarks to protect our software.  We protect it only by keeping it a secret.  If someone learns to reproduce it, they will be able to compete with us.

Research and Development

Our officers and directors have not spent anything on research and development since our inception.  Our software and websites are only partially complete and development work so far has been undertaken by contractors on a part-time, no-fee basis with the expectation of potential remuneration in the future.  Our officers and directors have spent minimal time since our incorporation on the creation of products or services and no other costs have been incurred.  The money budgeted for the software and website is based on these contractors being paid a minimal amount to finish the initial development work; but further work will likely be required after this and unless we can offer the developers a higher level of compensation in the future it is unlikely they will be able to continue to work on the development of these products.  Our officers and directors do not have the necessary expertise to undertake this and will not be spending time on the task.

Properties

We own no property.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce.  However, the Internet is increasingly popular.  As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet.  These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security.  Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.  The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties.  We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters.  The vast majority of such laws were adopted prior to the advent of the Internet.  As a result, they do not contemplate or address the unique issues of the Internet and related technologies.  Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our products  will be available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country.  We are qualified to do business only in Nevada.  Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties.  It could also hamper our ability to enforce contracts in such jurisdictions.  Currently, we are qualified to do business in Nevada and will be qualified to do business in Hong Kong prior to commencing operations.  Other than Nevada and Hong Kong, we do not believe we will have to qualify to do business in any other jurisdiction.

In Nevada, we are required to pay an annual fee to the Nevada Secretary of State of $165.00.  Nevada has no corporate income taxes.  That is why it is so attractive to do business there.

Other than the foregoing, no governmental approval is needed for the sale of our products in the United States or the State of Nevada.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our officers and directors. We intend to hire additional employees, primarily software developers and programmers, on an as-needed basis.  Employees will only be hired if we have sufficient revenues and/or cash to pay for their services.  Until we have sufficient revenues and/or cash all work and development will be done by independent contractors on a part-time, no-fee basis, but whom we will need to retain on a commercial basis to be able to support future business activities.

Offices

Our principal office is located at 1103 United Success Commercial Centre, 508 Jaffe Road, Causeway Bay, Hong Kong.  The office space is approximately 1000 sq/ft and is leased on a month-to-month basis. The rental fee for this is Hong Kong dollars 5000 per month.  As we did not raise $150,000 or more we will not look to hire any full-time employees in the short-term.  This is the office of 7bridge Capital Management Limited, our principal shareholder.   If we grow and more space is required, we intend to move our operations or rent additional space in Hong Kong or China to supplement our existing facilities.  Our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701.

RISK FACTORS

Risks associated with SURNA INC.

1.  Because our auditors have issued a going concern opinion and because our officers and directors will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

Our auditors have issued a going concern opinion. This means that there is doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus, we have not commenced operations. Because our officers and directors are unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

2.  We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on October 15, 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $66,827.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*          completion of this offering
*          our ability to locate distributors who will sell their products to us
*          our ability to attract customers who will buy our services and products
*          our ability to generate revenues through the sale of our services and  products

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues will cause us to suspend or cease operations.

3.  We have no customers and we cannot guarantee we will ever have any. Even if we obtain customers, there is no assurance that we will make a profit.

We have no customers. We have not identified any customers and we cannot guarantee we ever will have any. Even if we obtain customers, there is no guarantee that we will be able to locate our customers who will buy our products. If we are unable to attract enough suppliers to offer their products for resale to us to offer our customers, or enough customers to buy the products from us and our website to operate profitably we will have to suspend or cease operations.

4.  Because we are small and do not have much capital, we must limit our services to customers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit our products services.  The sale of our products and services via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy or suppliers to sell products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

5.  Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting customers and result in a lack of revenues that may cause us to suspend or cease operations.

Our officers and directors will only be devoting limited time to our operations. They will each be devoting approximately 15 hours per week of their time to our operations.  Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

6.  Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire individuals or suspend or cease operations.

Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

7.  Because our management does not have prior experience in developing complex event processing software, commercial applications, or in providing statistical consulting services, we may have to hire individuals or suspend or cease operations.

Because our management does not have prior experience in developing complex event processing software, commercial applications, or in providing statistical consulting services, we may have to hire additional experienced personnel to assist us with our operations.  If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

8.  Because our officers and directors have limited formal training or experience in financial accounting and management,  there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Our officers and directors have limited formal training or experience in financial accounting and management, however, they responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  While Charlie Rodriguez, our principal financial officer has limited formal training in financial accounting matters and no previous experience with U.S. companies or U.S. Generally Accepted Accounting Principles, he has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls.  Lack of proper controls could cause our financial statements to be inaccurate which will give us an incorrect view of our financial condition and mislead us into believing our operations are being conducted correctly.  As a result, investors will be misled about our financial condition and the quality of our operations.  This inaccurate reporting could cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

9.  A permanent loss of data or a permanent loss of service on the Internet will have an adverse affect on our operations and will cause to cease doing business.

Our operations depend on the Internet and Internet based services from third-party vendors.  If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will have to cease operations and you will lose your investment.

10.  Because our Directors, who are also our sole promoters, own more than 50% of the outstanding shares they retain control of us and are able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

Our officers and directors own 94.73% of our outstanding shares of common stock and control us.  As such, our current officers and directors are able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

11.  Because there is a limited public trading market for our common stock, you may not be able to resell your stock.

There is currently a limited public trading market for our common stock on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA). Therefore there is a limited market for the purchase and resale of our common stock.  As a result you may not be able to resell your shares of common stock.

12.  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated there under which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of the shares to decline.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this report. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our software products and website and sell products and services to our customers. We have spent nominal time designing the website.  We intend to retain the services of a website developer to create the website. Accordingly, we must raise cash from sources other than operations.  Our only other source for cash at this time is investments by others in our company.  We must raise cash to implement our project and begin our operations.  We do not know how long the money will last, however, we do believe it will last twelve months.

To meet our need for cash we raised money from our public offering. We believe that we raised enough money through our public offering to maintain operations for twelve months, but we cannot guarantee that once we begin operations we will stay in business after twelve months.  If we are unable to secure enough suppliers of products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from our public offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through our public offering.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Plan of Operation

With the completion of our public offering, our specific goal is to profitably sell products and/or services through our Internet website, to companies and the public. We intend to accomplish this through the following steps:

1.         Having completed our public offering, we believe that we have raised sufficient capital to begin our operations, which we believe this could take up to 270 days to set-up.

2.         We will establish our office and begin to acquire the equipment we need to commence operations, a process that we have started but is currently at a preliminary stage.  On April 1, 2011, we terminated the office arrangements we had in Los Angeles and have established an office in Hong Kong at the offices of our majority shareholder, 7bridge Capital Management Limited. The office space dedicated to Surna is approximately 200 sq/ft and is taken on a month-to-month basis. The rental fee for this is Hong Kong dollars 5000 per month. As we did not raise $150,000 or more we will not look to hire any full-time employees in the short-term.

3.         We have spent time designing the website in the past but we believe that it will need to be redesigned if we are likely to be successful in promoting our products and services offerings. We expect this will cost between $5,000 and $10,000 for a site that services our minimum current requirements, and are currently exploring the best options for procuring these web design services, including from developers in Hong Kong and/or China, which we feel may be more cost-effective.

4.         Marketing and advertising will be focused on promoting our website and software products.  The advertising campaign may also include the design and printing of various sales materials.  We intend to market our products and website through traditional sources such as advertising in magazines, billboards, telephone directories and preparing and sending out flyers and mailers both through the regular mail and via email.  Advertising and promotion will be an ongoing effort but the initial cost of developing the campaign is estimated to cost between $15,000 and $35,000.

5.         We intend to continue to develop our software.  We anticipate spending between $5,000 and $20,000.

We anticipate that we will generate revenues as soon as we beginning providing services to customers. We will be conducting continuing research with respect to our software.  We currently do not foresee any need to buy or lease significant equipment during the next twelve months.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we do not know what we will do and we do not have any plans to do anything.

We anticipate that we will generate revenues as soon as we beginning providing services to customers.

We will be conducting continuing research with respect to our software.  We are not planning to buy or sell any plant or significant equipment during the next twelve months.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we do not know what we will do and we do not have any plans to do anything.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in a start-up stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to locate and negotiate agreements with manufacturers to offer their products for sale to us at pricing that will enable us to establish and sell the products to our clientele at a profit.  We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on October 15, 2009 to May 31, 2011

During the period, we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared an internal business plan.  We have reserved the domain names www.surna.com and www.surna.org and commenced construction of our web site. Our loss since inception is $66,827 for legal fees and professional fees, initial software development services, bank charges, placement related expenses, brokerage fees and office rent.  We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

Since inception, we sold 15,000,000 shares of common stock to 7bridge Capital Management Limited for $15,000.  Beginning September, 2010 to November, 2010, the company placed out 835,000 shares at $0.10 per shares to 51 new private shareholders and raised $83,500 excluding expenses. Total common stock outstanding as of May 31, 2011 stands at 79,175,000 shares.

On May 16, 2011, we declared a stock dividend of 4 new shares for each 1 share held (5:1) with a record date of May 18, 2011. These additional shares were issued immediately after the record date.

On May 18, 2011 our Board of Directors approved an increase in authorized capital from 100,000,000 common shares to 350,000,000 common shares. This increase was approved by written consent of our majority shareholder, 7bridge Capital Management Limited, who holds approximately 94.72% of our common stock. All shareholders at the record date of May 18, 2011 were notified by mail of the increase in authorized capital when it became effective.

On May 1, 2011, Charlie Rodriguez was appointed principal financial officer and principal accounting officer.  Mr. Rodriguez replaces T. C. Tan for those positions. Mr. Tan continues with the company as Vice President - China.  Mr. Rodriquez was selected for the foregoing positions as a result of his past experiences with public companies.  We have not yet entered into any compensation arrangements with Mr. Rodriguez.

For this quarter ending May 31, 2011, there is no revenue generated and total expenses incurred total $13,618.  The expenses consisted of professional legal fees and accounting and auditing expenses $9,542, bank charges $247, office and administrative expense of $3,829.  Comparing with quarter ending February 28, 2010 were professional fees $2,000, bank charges $0, office rental 501 and software development charge $487, office and administrative expenses of $294 totaling $3,282.

On April 20, 2011, we entered into an agreement with Kopere Limited, a Hong Kong corporation, wherein we agreed to purchase certain personal property related to our business in consideration of $40,000.

On June 20, 2011, we entered into a Debt Conversion Agreement with Kopere Limited wherein it was agreed that the cash payment of $40,000 referred to in the above referenced agreement, would be converted into a payment by us to Kopere Limited of 200,000 restricted shares of common stock.

Prior to June 22, 2011, we received all of the personal property referenced in our agreement with Kopere Limited dated April 20, 2011.  On June 22, 2011, we issued 200,000 restricted shares of common stock to Cherry Ping-Wai Lim, a member of our board of directors, as directed by Kopere Limited in full satisfaction of the agreement dated April 20, 2011 as revised by the Debt Conversion Agreement dated June 20, 2011.  With Kopere Limited’s action in delivering the personal property to us and our action in issuing and delivering the 200,000 restricted shares of common stock as directed by Kopere Limited, the foregoing agreements were fully performed and terminated as a matter of law.

Total assets as of May 31, 2011, were $37,373 consisting of cash $36,145, prepaid expenses $1,228. Total liabilities stand at $5,700, after repaying $7,000 to 7bridge Capital Management, with the balance of outstanding shareholder loans amounting to $5,700.  Other total payables amount to nil.

Liquidity and capital resources

As of the date of this quarterly report, we have yet to generate any revenues from our business operations.

We issued 15,835,000 shares of common stock pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.  This was accounted for as a sale of common stock.  On February 28, 2011, we completed our public offering and issued 4,175,000 shares of common stock.

As of May 31, 2011, our total assets were $37,373 and our total liabilities were $5,700.

DESCRIPTION OF PROPERTY

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by our sole director, officer and key employee, individually and as a group, and the present owner of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his/her shares and possess voting and dispositive power with respect to the shares.

Name and Address	Number of	Percentage of
Beneficial Owner	Shares	Ownership
Richard Clarke [1]	37,500,000	47.36%
1524, 10 Charter Road
Central Hong Kong

Cherry Ping-Wai Lim [1]	37,500,000	47.36%
16F, North Point Terrace
North Point, Hong Kong

Charlie Rodriguez	0	0.00%
5606 Dona Ana Loop NE
Rio Rancho, New Mexico 87144

All officers and directors as a group
(3 individuals)	75,000,000	94.72%

[1]	Title to the common stock is held in the name of 7bridge Capital Management Limited which is owned entirely by 7bridge Capital Partners Limited which is co-owned by Mr. Clarke and Ms. Lim.

Messrs. Clarke and Rodriguez and Ms. Lim are our only promoters.

DIRECTORS, EXECUTIVE DIRECTORS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Officers and Directors

Our directors will serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until his or his successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Richard Clarke	36	President, Principal Executive Officer, Secretary,
1524, 10 Chater Road		and a member of the Board of Directors
Central, Hong Kong

Charlie Rodriguez	66	Principal Financial Officer, Principal Accounting
5606 Dona Ana Loop NE		Officer and Treasurer
Rio Rancho, New Mexico 87144

Cherry Ping-Wai Lim	44	Director
16F, North Point Terrace
North Point, Hong Kong

The people named above are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Richard Clarke

Since our inception on October 15, 2009, Richard Clarke has been our President, Principal Executive Officer, Secretary, and a member of the Board of Directors.  Mr. Clarke and Ms. Lim own 94.72% of the outstanding shares of our common stock.  As such, they unilaterally decided that Mr. Clarke was going to be an officer and director.  Their decisions did not in any manner relate to Mr. Clarke’s previous employments.  Mr. Clarke’s previous experience, qualifications, attributes or skills were not considered when Mr. Clarke and Ms. Lim appointed Mr. Clarke as one of our officers and directors.  Since August 2006, he has been a partner with Lim Clarke & Co, a Hong Kong based private equity and venture capital group. Prior to this, from January 2003, he was a Senior Manager with 7bridge Capital Partners, which is now part of Lim Clarke & Co. Since May 2008, he has been a Director of ExpressTone HK, a Hong Kong based licensed telecommunications operator.

Cherry Ping-Wai Lim

Ping-Wai Lim, also known as Cherry Lim, has been a member of our Board of Directors, since January 10, 2010.  Mr. Clarke and Ms. Lim own 94.72% of the outstanding shares of our common stock.  As such, they unilaterally decided that Ms. Lim was going to be a director.  Their decisions did not in any manner relate to Ms. Lim’s’s previous employments.  Ms. Lim’s previous experience, qualifications, attributes or skills were not considered when Mr. Clarke and Ms. Lim appointed Ms. Lim as one of our directors.  Ms. Lim is currently a partner with Lim Clarke & Co, a Hong Kong based private equity and venture capital group. Since January 2010, she has been Chief Executive Officer and a Director of FTG Media Group, a private cross-media digital entertainment corporation headquartered in Hong Kong; and was Executive Director (from July 2009) and Chief Executive Officer (from December 2009) of Heyspace International, a precursor business to FTG Media.  From May 2008 until February 2009 she served as Vice President and Chief Operating Officer of Advanced ID Corp., a Radio-frequency identification (RFID) technology company whose common stock is traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) under the symbol AIDO.  Prior to this, from March 2005 until May 2008, she was CEO of Tsing-Tech Innovations, a Hong Kong based venture capital incubation and industrialization fund.  From June 30, 2008 to February 24, 2009, Ms. Lim was a Director of EcoloCap Solutions Inc., which at the time was engaged in the business of providing services and products related to the reduction of greenhouse gases and whose common stock traded on the Bulletin Board under the symbol ECOS. From January 10, 2003 to January 13, 2006 Ms. Lim was a Director of Manaris Corporation (formerly C-Chip Technologies Corporation) and whose stock traded on the Bulletin Board under the symbol MANS.

Charlie Rodriguez

On May 3, 2011, Charlie Rodriguez was appointed treasurer, principal financial officer and principal accounting officer.  Since 1995, Mr. Rodriguez has been the President of Management Services of Arizona, Inc., a personally owned business consulting company.  Since April 28, 2011, Mr. Rodriguez has been treasurer, principal financial officer, and principal accounting officer of Monar International Inc., a corporation engaged in the business of offering to the public a tasteful traditional style Chinese furniture adapted to modern needs for Asian ethnic and high end markets in North America.  Monar’s common stock is traded on the Bulletin Board.  Since August 1, 2010, Mr. Rodriguez is the Chief Financial Officer of DST Technologies, Inc. a United States private company in the high tech health and fitness industry.  Since January 1, 2009, Mr. Rodriguez has been a Director and Vice President-Chief Financial Officer of Law Enforcement Training International, Inc., a United States private company specializing in the law enforcement educational services for government and private agencies.  From September 2000 to March 2008, Mr. Rodriguez was a Director and from December 2004 to March, 2008 Secretary- Treasurer of Mezabay International, Inc. formerly Cardtrend International, Inc., (MZBY.otcbb), which is primarily engaged in the e-commerce business including IT consulting, programming and display advertising services.  From December 1, 2000, to March 31, 2003, he was a Director and Chief Financial Officer of ePHONE Telecom, (EPHO.otcbb) Inc, a telecommunications company in the United States.

None of the companies referred to above are parents, subsidiary corporations or other affiliates of Surna Inc.

Involvement in Certain Legal Proceedings

During the past ten years, Messrs. Clarke and Rodriguez and Ms. Lim have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Consultants

Dr. Richard Brandt

Since October 2009 Dr. Richard Brandt has been our consultant. Dr. Brandt is an independent software developer who since November 2009 has been primarily employed by IBM in Brno in the Czech Republic, focal point for the Tivoli Application Dependency Discovery Manager (TADDM) practice, which delivers various services based on IBM software to clients worldwide. From August to November 2009 he was not otherwise employed while making personal preparations for transfer to the Czech Republic. Prior to this, from June 2008 to August 2009 he was with CNA Insurance, a provider of commercial property and casualty insurance in Chicago, Illinois, where he managed the enterprise monitoring system which provided alerts on outages of computers and applications for the entire enterprise. From April 2006 to June 2008 he was with IBM, based in Chicago but on assignment worldwide to solve critical situations that had not been solved by the normal support channels, primarily related to the Tivoli line of monitoring products. From April 2005 to March 2006 he was based in Shenzhen, China with Asia Payment Systems, a provider of payment services for credit card acceptors in Asia, where he was the chief technical manager. Prior to this, from December 2004 through March 2005 he was with CNA Insurance in Chicago, on a contract related to combining OS/2 and windows workstations and software; and before this, from April to November 2004, with Black Diamond Data of North Palm Beach, Florida, which provided software for Asia Payment Systems, and where he was part of the integrated software development team. From May to December 2003 he was with Titan Corporation, which provided the software and hardware for the Saudi Arabian National ID Card System, in Riyadh, Saudi Arabia, where he was the team-lead on the project; and from December 2003 to April 2004 he not employed while taking time off after returning from Saudi Arabia. Dr. Brandt holds a Bachelor’s Degree in Sociology and Psychology from Houghton College, a Master’s Degree in Community School Leadership from Eastern Michigan University, and a Doctorate in Administration of Higher Education from Michigan State University.

David Hanson

Since October 2009 Mr. Hanson has been our consultant. Mr. Hanson is an independent software developer who since March 2006 has been primarily employed by Intergraph Corporation of Madison, Alabama, an independent software vendor, where he is Software Development Manager, managing and directing software development staff in defining, implementing, and testing software product requirements. Prior to this, from June 2003 to April 2006 he was with Black Diamond Data Systems of North Palm Beach, Florida as “Software Development Consulting – Principal”, where he consulted for and undertook software development tasks for customers. Mr. Hanson holds a Bachelor of Science degree from Minnesota State University, Mankato, and a Chartered Life Underwriter designation from The American College, Bryn Mawr, Pennsylvania.

Family Relationships

There are no family relationships between any of the officers, directors, or consultants.

Conflicts of Interest

The only conflict that we foresee is that our officers and directors will devote time to projects that do not involve us.  There are no conflicts of interest with Lim Clarke & Co.  Further, we do not have any contractual relationships with Lim Clarke & Co., or any of its affiliates.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Audit Committee and Charter

We have a separately-designated audit committee of the board.  Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. A copy of the audit committee charter is filed as Exhibit 99.2 to our Form 10-K for the period ending November 30, 2010.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the code of ethics is filed as Exhibit 14.1 to our Form 10-K for the period ending November 30, 2010.

Disclosure Committee and Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.  A copy of the disclosure committee charter is filed as Exhibit 99.3 to our Form 10-K for the period ending November 30, 2011.

Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.  Based on our review of the copies of such forms received by us, or written representations that no other reports were required, and to the best of our knowledge, we believe that all of our officers, directors, and owners of 10% or more of our common stock filed all required Forms 3, 4, and 5.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending November 30, 2010 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Richard Clarke	2010	0	0	0	0	0	0	0	0
President & CEO	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

Charlie Rodriguez	2010	0	0	0	0	0	0	0	0
CFO	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

T. C. Tan	2010	0	0	0	0	0	0	0	0
CFO	2009	0	0	0	0	0	0	0	0
(resigned)	2008	0	0	0	0	0	0	0	0

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director’s service contracts.  The following table sets forth compensation paid to our directors from inception on October 15, 2009 to our year end on November 30, 2010.  Since that time, we have not paid any compensation to Mr. Clarke or Ms. Lim as a director.

Director’s Compensation Table
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Richard Clarke	0	0	0	0	0	0	0
Cherry Ping-Wai Lim	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 15, 2009, we issued 15,000,000 restricted shares of our common stock to 7bridge Capital Management Limited in consideration of $15,000.00.  7bridge Capital Management Limited which is owned entirely by 7bridge Capital Partners Limited which is co-owned by Mr. Richard Clarke and Cherry Lim, our sole directors.

On June 22, 2011, we issued and delivered 200,000 restricted shares of common stock to Cherry Ping-Wai Lim as directed by Kopere Limited in full satisfaction of our agreement dated April 20, 2011 as revised by the Debt Conversion Agreement dated June 20, 2011.

We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.  The transaction took place outside the United States of America with a non-US person.

Our principal office is located at 1103 United Success Commercial Centre, 508 Jaffe Road, Causeway Bay, Hong Kong.  The office space is approximately 1000 sq/ft and is leased on a month-to-month basis. The rental fee for this is Hong Kong dollars 5000 per month.  This is the office of 7bridge Capital Management Limited, our principal shareholder.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of the maximum number of shares of common stock, Richard Clarke and Cherry Ping-Wai Lim, two of our officers and directors, will own approximately 90.91% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 150,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities will be Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, NV 89014. Its telephone number is (702) 818-5898.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our stock was listed for trading on the Bulletin Board operated the Financial Industry Regulatory Authority (FINRA) on March 23, 2011 under the symbol “SRNA”.   The following sets forth the high and low bid and ask price during the last 24 months:

Fiscal Year
2011	High Bid	Low Bid

Second Quarter 3-01-11 to 5-31-11	$0.25	$0.03
First Quarter 12-01-10 to 2-28-11	$0.00	$0.00

Fiscal Year
2010	High Bid	Low Bid
Fourth Quarter 9-01-10 to 11-30-10	$0.00	$0.00
Third Quarter 6-01-10 to 8-31-10	$0.00	$0.00
Second Quarter 3-01-10 to 5-31-10	$0.00	$0.00
First Quarter 12-01-09 to 2-28-10	$0.00	$0.00

Fiscal Year
2009	High Bid	Low Bid
Fourth Quarter 9-01-09 to 11-30-09	$0.00	$0.00
Third Quarter 6-01-09 to 8-31-09	$0.00	$0.00

Holders

There are 52 holders of record for our common stock.  There are a total of 79,175,000 shares of common stock outstanding, 75,000,000 of which are restricted.  One of our shareholders is 7bridge Capital Management Limited and is indirectly owned and controlled by Richard Clarke, our president and a director, and by Cherry Ping-Wai Lim, one of our directors.

Dividends

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as id and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity compensation plans and accordingly we have no shares authorized for issuance under an equity compensation plan.

Status of Our Public Offering

On August 26, 2010, our Form S-1 registration statement (SEC file no. 333-164578) was declared effective by the SEC. Pursuant to the Form S-1, we offered 750,000 shares minimum, 1,500,000 shares maximum at an offering price of $0.10 per share in a direct public offering, without any involvement of underwriters or broker-dealers. On November 30, 2010, we completed our public offering and sold 835,000 shares of common stock to 51 individuals and raised $83,500.  Since completion of our public offering, we have used the proceeds as follows:

Legal, professional fees and office expense	$34,830
Product Development	$0
Marketing and advertising	$0
Establishing an office	$525
Return Shareholder loan	$12,000
Working capital	$58,489
TOTAL	$83,500

LEGAL PROCEEDINGS

We are not presently a party to any litigation.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of our Form 10-K. Our financial statements for the period from inception to November 30, 2010, included in our annual report have been audited by MaloneBailey, LLP, as set forth in our annual report.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

On October 15, 2009, we issued 15,000,000 restricted shares of our common stock to 7bridge Capital Management Limited in consideration of $15,000.00.  7bridge Capital Management Limited which is owned entirely by 7bridge Capital Partners Limited which is co-owned by Mr. Richard Clarke and Cherry Lim, our sole directors.

On June 22, 2011, we issued and delivered 200,000 restricted shares of common stock to Cherry Ping-Wai Lim as directed by Kopere Limited in full satisfaction of our agreement dated April 20, 2011 as revised by the Debt Conversion Agreement dated June 20, 2011.

We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.  The transaction took place outside the United States of America with a non-US person.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(a)        FINANCIAL STATEMENTS

Financial Statements are incorporated by reference from the following:

1.	Our Form 10-K for the period ended November 30, 2010.
2.	Our Form 10-Q for the period ended February 28, 2011.
3.	Our Form 10-Q for the period ended May 31, 2011.

(b)        EXHIBITS

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
3.1	Articles of Incorporation.	S-1	1/28/10	3.1

3.2	Bylaws.	S-1	1/28/10	3.2

3.3	Amended Articles of Incorporation.	8-K	6/16/11	3.3

4.1	Specimen Stock Certificate.	S-1	1/28/10	4.1

10.1	Asset Purchase Agreement – Kopere Limited.	8-K	4/28/11	10.1

10.2	Debt Conversion Agreement.	8-K	6/23/11	10.1

14.1	Code of Ethics.	10-K	2/28/11	14.1

99.1	Audit Committee Charter.	10-K	2/28/11	99.2

99.2	Disclosure Committee Charter.	10-K	2/28/11	99.3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of July, 2011.

SURNA INC.

BY:	RICHARD CLARKE
Richard Clarke, President

EXHIBIT INDEX

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
3.1	Articles of Incorporation.	S-1	1/28/10	3.1

3.2	Bylaws.	S-1	1/28/10	3.2

3.3	Amended Articles of Incorporation.	8-K	6/16/11	3.3

4.1	Specimen Stock Certificate.	S-1	1/28/10	4.1

10.1	Asset Purchase Agreement – Kopere Limited.	8-K	4/28/11	10.1

10.2	Debt Conversion Agreement.	8-K	6/23/11	10.1

14.1	Code of Ethics.	10-K	2/28/11	14.1

99.1	Audit Committee Charter.	10-K	2/28/11	99.2

99.2	Disclosure Committee Charter.	10-K	2/28/11	99.3